Registration No. 333-192609

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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AMENDMENT NO. 1 to
FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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ULTRAPETROL (BAHAMAS) LIMITED
(Exact name of Registrant as specified in its charter)

Commonwealth of the Bahamas (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

H&J Corporate Services Ltd.
Ocean Centre, Montagu Foreshore
East Bay St.
Nassau, Bahamas
P.O. Box SS-19084
 (242) 364-4755
(Address, including zip code, and telephone
number, including area code, of registrant's
principal executive offices)
CT Corporation System 111 Eighth Avenue New York, New York 10011 (800) 624-0909 (Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of communications to:

Ultrapetrol (Bahamas) Limited Attention: Felipe Menendez R. Ocean Centre, Montagu Foreshore East Bay St. Nassau, Bahamas P.O. Box SS-19084 (242) 364-4755	Lawrence Rutkowski, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200
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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee (1)
8⅞% First Preferred Ship Mortgage Notes due 2021	$25,000,000		100%		$25,000,000		$3,220	(3)
Guarantees relating to the 8⅞% First Preferred Ship Mortgage Notes due 2021	----	(2)	----	(2)	----	(2)	----	(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
(2)	No separate consideration will be received for the guarantees relating to the 8⅞% First Preferred Ship Mortgage Notes due 2021.
(3)	Previously paid.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

			Primary Standard
	Jurisdiction of	IRS Employee	Industrial
Name	Incorporation	Identification No.	Classification Code

Arlene Investments, Inc.	Panama	N/A	4412
Brinkley Shipping Inc.	Panama	N/A	4412
Dampierre Holdings Spain S.A.	Spain	N/A	4412
Danube Maritime Inc.	Panama	N/A	4412
Dingle Barges Inc.	Liberia	N/A	4412
General Ventures Inc.	Liberia	N/A	4412
Hallandale Commercial Corp.	Panama	N/A	4412
Longmoor Holdings Inc.	Panama	N/A	4412
Oceanpar S.A.	Paraguay	N/A	4412
Palmdeal Shipping Inc.	Panama	N/A	4412
Parabal S.A.	Paraguay	N/A	4412
Parfina S.A.	Paraguay	N/A	4412
Princely International Finance Corp.	Panama	N/A	4412
Riverview Commercial Corp.	Panama	N/A	4412
UABL S.A.	Argentina	N/A	4412
UABL Paraguay S.A.	Paraguay	N/A	4412
Ultrapetrol S.A.	Argentina	N/A	4412

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form F-4 originally filed with the U.S. Securities and Exchange Commission on November 27, 2013 (File No. 333-192609), to which we refer as the Registration Statement, is being filed solely for the purposes of furnishing Interactive Data File disclosure as Exhibit 101 in accordance with Rule 405 of Regulation S-T. This Exhibit was not previously filed.

Other than as expressly set forth above, this Form F-4/A does not, and does not purport to, amend, update or restate the information in the Registration Statement.

Users of this data are advised that pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of any registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, and otherwise are not subject to liability under those sections.

PART II:

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers

Bahamas

Indemnity

      Section 58 of the International Business Companies Act, Chapter 309, Statute Laws of the Bahamas, 2000 Edition, ("the Act") provides that subject to any limitations in its  Memorandum or Articles of Association or in any unanimous shareholder agreement, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative by reason of the fact that the person is or was a director or an officer of a company; or (b) is or was, at the request of the company, serving as a director or officer, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, provided in either case that such person acted honestly and in good faith with a view to the best interests of the company.

      With regard to third party actions, Section 5.1 of Article V of the Articles of Association (the "Articles") of Ultrapetrol (Bahamas) Limited (the "Company") ("the Articles") provides that the Company (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or an officer of the Company and (b) except as otherwise required by Section 5.3 of Article V of the Articles, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was serving at the request of the Company as a director or officer, in another entity, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      In the case of actions by or in the right of the Company, Section 5.2. of Article V of the Articles provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer in another entity against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Section 5.3 of Article V of the Articles provides that to the extent that a person who is or was a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 or in Section 5.2 of Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified through the use of Company funds against expenses (including attorneys' fees) actually or reasonably incurred by him in connection therewith.

      Section 5.4 of Article V of the Articles provides that any indemnification by the Company (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article V. Such determination shall be made by (a) the Board of Directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding; or, (b) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders of the Company.

      Section 59 of the Act provides that the Company may purchase and maintain insurance in relation to any person who is or was a director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Section 58 of the Act.

      Section 5.7 of Article V of the Articles provides that Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer in another entity against any liability asserted against him and incurred by him in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article V of the Articles.

Item 21:	Exhibits and Financial Statement Schedules

Exhibit Number	Description

3.1
Articles of Incorporation and By-laws of Ultrapetrol (Bahamas) Limited (previously filed as Exhibit 3.1 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.2
Articles of Incorporation (English translation) and By-laws of Arlene Investments Inc. (previously filed as Exhibit 3.2 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

3.3
Articles of Incorporation (English translation) and By-laws of Brinkley Shipping, Inc. (previously filed as Exhibit 3.3 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

3.4
Articles of Incorporation (English translation) and By-laws of Dampierre Holdings Spain S.A. (previously filed as Exhibit 3.4 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on November 4, 2013, as amended, and incorporated by reference herein).

3.5
Articles of Incorporation (English translation) and By-laws of Danube Maritime Inc. (previously filed as Exhibit 3.6 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.6
Articles of Incorporation (English translation) and By-laws of Dingle Barges, Inc. (previously filed as Exhibit 3.6 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

3.7
Articles of Incorporation and By-laws of General Ventures Inc. (previously filed as Exhibit 3.7 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.8
Articles of Incorporation (English translation) and By-laws of Hallandale Commercial Corp. (previously filed as Exhibit 3.8 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

3.9
Articles of Incorporation (English translation) and By-laws of Longmoor Holdings Inc. (previously filed as Exhibit 3.9 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

3.10
Articles of Incorporation (English translation) and Bylaws (English translation) of Oceanpar S.A. (previously filed as Exhibit 3.15 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.11
Articles of Incorporation (English translation) and By-laws of Palmdeal Shipping Inc. (previously filed as Exhibit 3.11 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

3.12
Articles of Incorporation and Bylaws of Parfina S.A. (English translation) (previously filed as Exhibit 3.17 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.13
Articles of Incorporation (English translation) and By-laws of Parabal S.A. (previously filed as Exhibit 3.13 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

3.14
Articles of Incorporation (English translation) and By-laws of Princely International Finance Corp. (previously filed as Exhibit 3.19 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.15
Articles of Incorporation (English translation) and By-laws of Riverview Commercial Corp. (previously filed as Exhibit 3.21 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.16
Articles of Incorporation (English translation) and By-laws of UABL  Paraguay S.A. (previously filed as Exhibit 3.16 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

3.17
Articles of Incorporation (English translation) and By-laws of UABL S.A. (previously filed as Exhibit 3.17 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

3.18
Articles of Incorporation and Bylaws of Ultrapetrol S.A. (English translation) (previously filed as Exhibit 3.26 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

4.1
Form of Exchange Security (previously filed as Exhibit B to Exhibit 4.3 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

4.2
Registration Rights Agreement dated June 10, 2013 (previously filed as Exhibit 4.2 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

4.3
Indenture dated June 10, 2013 (previously filed as Exhibit 4.3 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

4.4
Form of Subsidiary Guarantee (previously filed as Exhibit 4.4 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

4.5	Supplemental Indenture dated September 26, 2013 (previously filed as Exhibit 3.3 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on November 4, 2013, as amended, and incorporated by reference herein).
5.1	Opinion of Seward & Kissel LLP regarding the laws of the United States.*
5.2	Opinion of Perez, Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr. regarding the laws of Argentina.*
5.3	Form of Opinion of Higgs & Johnson regarding the laws of the Bahamas.*
5.4	Opinion of Cuatrecasas, Gonçalves Pereira regarding the laws of Spain.*
5.5	Opinion of Seward & Kissel LLP regarding the laws of the Republic of Liberia.*
5.6	Form of Opinion of Palacios, Prono & Talavera regarding the laws of Paraguay.*
5.7	Opinion of Tapia, Linares y Alfaro regarding the laws of Panama.*
8.1	Opinion of Seward & Kissel LLP regarding U.S. tax matters.*

Exhibit Number	Description

8.2	Form of Opinion of Higgs & Johnson regarding Bahamian tax matters (included in its opinion filed as Exhibit 5.3).*
10.1
Form of Vessel Mortgage (attached as Exhibit C to Exhibit 4.3) (previously filed as Exhibit 10.1 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

10.2
Form of Insurance Assignment (attached as Exhibit D to Exhibit 4.3) (previously filed as Exhibit 10.2 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

10.3
Form of Earnings Assignment (attached as Exhibit E to Exhibit 4.3) (previously filed as Exhibit 10.3 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

12.1	Computation of Ratio of Earnings to Fixed Charges.*
21.1	List of Subsidiaries (previously filed as Exhibit 21.1 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).
23.2	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 5.1).
23.3	Consent of Perez, Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr. (included in its opinion filed as Exhibit 5.2).
23.4	Consent of Higgs & Johnson (included in its opinion filed as Exhibit 5.3).
23.5	Consent of Cuatrecasas, Gonçalves Pereira (including in its opinion filed as Exhibit 5.4).
23.6	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 5.5).
23.7	Consent of Palacios, Prono & Talavera (included in its opinion filed as Exhibit 5.6).
23.8	Consent of Tapia, Linares y Alfaro (included in its opinion filed as Exhibit 5.7).
24.1	Powers of Attorney (see signature pages to registration statement).
25.1
Statement of Eligibility of Manufacturers Traders & Trust Company, as Trustee under the Indenture (previously filed as Exhibit 25.1 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-190316) on August 1, 2013 and incorporated by reference herein).

99.1	Form of Letter of Transmittal.*
99.2	Form of Letter to Securities Brokers and Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.3	Form of Letter to Clients.*
99.4	Form of Notice of Guaranteed Delivery.*
101.
The following financial information of Ultrapetrol (Bahamas) Limited for the fiscal year ended December 31, 2012 and the six months ended June 30, 2013, formatted in Extensible Business Reporting Language (XBRL):**

(1) Consolidated Balance Sheets as of December 31, 2012 and 2011;
(2) Consolidated Statements of Operations for the years ended December 31, 2012, 2011 and 2010;
(3) Consolidated Statements of Changes in Equity for the years ended December 31, 2012, 2011 and 2010;
(4) Consolidated Statements of Cash Flows for the years ended December 31, 2012, 2011 and 2010; and
(5) Notes to Consolidated Financial Statements
(6) Condensed Consolidated Balance Sheets at June 30, 2012 (unaudited) and December 31, 2012;
(7) Condensed Consolidated Statements of Operations for the six-month periods ended June 30, 2013 and 2012 (unaudited);
(8) Condensed Consolidated Statements of Comprehensive Income (loss) for the six- month periods ended June 30, 2013 and 2012 (unaudited);
(9) Condensed Consolidated Statements of Changes in Equity for the six-month periods ended June 30, 2013 and 2012 (unaudited);
(10) Condensed Consolidated Statements of Cash Flows for the six-month periods ended June 30, 2013 and 2012 (unaudited); and
(11) Notes to Condensed Consolidated Financial Statements (unaudited).

*   Previously filed.
** This exhibit is being filed solely for the purposes of furnishing Interactive Data File disclosure as Exhibit 101 in accordance with Rule 405 of Regulation S-T.  Users of this data are advised that pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of any registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, and otherwise are not subject to liability under those sections.

Item 22.	Undertakings

(a) Rule 415 Offering.
      The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by §210.3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)	Registration on Form S-4 on F-4 of securities offered for resale.

(1)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)
The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for acceleration of effective date or filing of registration statement.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes:

i.
to respond to requests for information that is incorporated by reference into the prospectus, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and

ii.
to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of November, 2013.

ULTRAPETROL (BAHAMAS) LIMITED

By:	/s/ Felipe Menendez Ross
	Name:	Felipe Menendez Ross
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Felipe Menendez Ross Felipe Menendez Ross	President and Director Chief Executive Officer

/s/ Ricardo Menendez Ross Ricardo Menendez Ross	Executive Vice-President and Director

/s/ Horacio Reyser Horacio Reyser	Director

/s/ Gonzalo Alende Serra Gonzalo Alende Serra	Director

/s/ Eduardo Ojea Quintana	Director
Eduardo Ojea Quintana
/s/ Fernando Barros Tocornal	Director
Fernando Barros Tocornal

/s/ George Wood George Wood	Director

/s/ Maria Cecilia Yad Maria Cecilia Yad	Chief Financial Officer

/s/ Alberto Gustavo Deyros	Chief Accounting Officer
Alberto Gustavo Deyros

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 27th day of November, 2013.

ARLENE INVESTMENTS, INC.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer, and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 27th day of November, 2013.

BRINKLEY SHIPPING, INC.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer, and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States of America, on the 27th day of November, 2013.

DAMPIERRE HOLDINGS, SPAIN S.A.

By:	/s/ Leonard James Hoskinson
	Name:	Leonard James Hoskinson
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Leonard James Hoskinson Leonard James Hoskinson	Director and President and Principal Executive, Financial and Accounting Officer

/s/ Alvarado Daniel Lecueder Cardeillac Alvarado Daniel Lecueder Cardeillac	Director and Vice-President

/s/ Belen Garrigues Calderon Belen Garrigues Calderon	Director and Secretary

RAVENSCROFT SHIP MANAGEMENT INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 27th day of November, 2013.

DANUBE MARITIME INC.

By:	/s/ Tomas Alvarado Montenegro
	Name:	Tomas Alvarado Montenegro
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Tomas Alvarado Montenegro Tomas Alvarado Montenegro	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberia, on the 27th day of November, 2013.

DINGLE BARGES INC.

By:	/s/ Leopoldo Batista
	Name:	Leopoldo Batista
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Leopoldo Batista Leopoldo Batista	President, Director and Principal Executive Officer

/s/ Orelys Massiel Cedono Bethancourt Orelys Massiel Cedono Bethancourt	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Michell Vanessa Saez Cedono Michell Vanessa Saez Cedono	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberia, on the 27th day of November, 2013.

GENERAL VENTURES INC.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero	Secretary and Director
Elsa Maria Sousa Quintero

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 27th day of November, 2013.

HALLANDALE COMMERCIAL CORP.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero	Secretary and Director
Elsa Maria Sousa Quintero

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 27th day of November, 2013.

LONGMOOR HOLDINGS INC.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero	Secretary and Director
Elsa Maria Sousa Quintero

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 27th day of November, 2013.

OCEANPAR S.A.

By:	/s/ Jorge Jose Alvarez
	Name:	Jorge Jose Alvarez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Edmundo Roberto Quevedo Edmundo Roberto Quevedo	Vice-President and Director

/s/ Lina Schenk de Schupmann Lina Schenk de Schupmann	Director

RAVENSCROFT SHIP MANAGEMENT INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 27th day of November, 2013.

PALMDEAL SHIPPING INC.

By:	/s/ Olga Elis Quintero Fernandez
	Name:	Olga Elis Quintero Fernandez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Olga Elis Quintero Fernandez Olga Elis Quintero Fernandez	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Orelys Massiel Cedono Bethancourt Orelys Massiel Cedono Bethancourt	Vice-President and Director, Treasurer and Principal Financial and Accounting Officer

/s/ Michell Vanessa Saez Cedono Michell Vanessa Saez Cedono	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 27th day of November, 2013.

PARABAL S.A.

By:	/s/ Jorge Jose Alvarez
	Name:	Jorge Jose Alvarez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Edmundo Roberto Quevedo	Vice-President and Director
Edmundo Roberto Quevedo

/s/ Lina Schenk de Schupmann	Director
Lina Schenk de Schupmann

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 27th day of November, 2013.

PARFINA S.A.

By:	/s/ Jorge Jose Alvarez
	Name:	Jorge Jose Alvarez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Edmundo Roberto Quevedo	Vice-President and Director
Edmundo Roberto Quevedo

/s/ Lina Schenk de Schupmann	Director
Lina Schenk de Schupmann

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 27th day of November, 2013.

PRINCELY INTERNATIONAL FINANCE CORP.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 27th day of November, 2013.

RIVERVIEW COMMERCIAL CORP.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 27th day of November, 2013.

UABL PARAGUAY S.A.

By:	/s/ Jorge Jose Alvarez
	Name:	Jorge Jose Alvarez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Edmundo Roberto Quevedo	Vice-President and Director
Edmundo Roberto Quevedo

/s/ Lina Schenk de Schupmann	Director
Lina Schenk de Schupmann

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 27th day of November, 2013.

UABL S.A.

By:	/s/ Felipe MenendezRoss
	Name:	Felipe MenendezRoss
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Felipe Menendez Ross Felipe Menendez Ross	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Ricardo Menendez Ross Ricardo Menendez Ross	Vice-President and Director

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 27th day of November, 2013.

ULTRAPETROL S.A.

By:	/s/ Felipe Menendez Ross
	Name:	Felipe Menendez Ross
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 27, 2013 in the capacities indicated.

Signature	Title

/s/ Felipe Menendez Ross Felipe Menendez Ross	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Ricardo Menendez Ross Ricardo Menendez Ross	Director

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager